ExhibitExhibit 99.2 99.2 Government Properties Income Trust Exhibit 99.2 Fourth Quarter 2016 Supplemental Operating and Financial Data All amounts in this report are unaudited.

TABLE OF CONTENTS PAGE CORPORATE INFORMATION Company Profile 6 Investor Information 7 Research Coverage 8 FINANCIALS Key Financial Data 10 Condensed Consolidated Balance Sheets 11 TABLE OF CONTENTS TABLE Condensed Consolidated Statements of Income 12 Notes to Condensed Consolidated Statements of Income 13 Condensed Consolidated Statements of Cash Flows 14 Debt Summary 15 Debt Maturity Schedule 16 Leverage Ratios, Coverage Ratios and Public Debt Covenants 17 Summary of Capital Expenditures 18 Property Acquisition and Disposition Information Since January 1, 2018 19 Investment In Unconsolidated Joint Ventures 20 Calculation of Consolidated Property Net Operating Income (NOI) and Consolidated Property Cash Basis NOI 21 Calculation of Same Property NOI and Cash Basis NOI 22 Calculation of EBITDA and Adjusted EBITDA 23 Calculation of Funds from Operations (FFO) and Normalized FFO Available for Common Shareholders 24 Definitions of Certain Non-GAAP Financial Measures 25 PORTFOLIO INFORMATION Portfolio Summary 27 Summary Consolidated and Same Property Results 28 Occupancy and Leasing Summary 30 Leasing Analysis by Tenant Type 31 Tenant List 32 Lease Expiration Schedule 33 EXHIBIT Consolidated Property Detail 35 Government Properties Income Trust 2 Supplemental Operating and Financial Data, June 30, 2018

WARNING CONCERNING FORWARD LOOKING STATEMENTS THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING: • OUR SALES AND ACQUISITIONS OF PROPERTIES, • OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY, • THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT OR BE NEGATIVELY AFFECTED BY CYCLICAL ECONOMIC CONDITIONS OR GOVERNMENT BUDGET CONSTRAINTS, • THE LIKELIHOOD THAT OUR TENANTS WILL RENEW OR EXTEND THEIR LEASES AND NOT EXERCISE EARLY TERMINATION OPTIONS PURSUANT TO THEIR LEASES OR THAT WE WILL OBTAIN REPLACEMENT TENANTS, • THE LIKELIHOOD THAT OUR RENTS WILL INCREASE WHEN WE RENEW OR EXTEND OUR LEASES OR ENTER NEW LEASES, • OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO SUSTAIN THE AMOUNT OF SUCH DISTRIBUTIONS, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN SELECT INCOME REIT, OR SIR, • OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS, • THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY, • OUR EXPECTATION THAT THERE WILL BE OPPORTUNITIES FOR US TO ACQUIRE, AND THAT WE WILL ACQUIRE, ADDITIONAL PROPERTIES IN THE METROPOLITAN WASHINGTON, D.C. MARKET AREA OR ELSEWHERE, INCLUDING PROPERTIES THAT ARE MAJORITY LEASED TO GOVERNMENT TENANTS, GOVERNMENT CONTRACTOR TENANTS OR OTHER PRIVATE TENANTS, • OUR EXPECTATIONS REGARDING DEMAND FOR LEASED SPACE BY GOVERNMENT TENANTS, • OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL, • OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT, • OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL, • OUR CREDIT RATINGS, • OUR EXPECTED BENEFITS FROM OUR ACQUISITION OF FIRST POTOMAC REALTY TRUST, OR THE FPO TRANSACTION, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH THE RMR GROUP INC., OR RMR INC., • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC, • THE CREDIT QUALITIES OF OUR TENANTS, • OUR QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST, OR REIT, AND • OTHER MATTERS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, OR FFO, AVAILABLE FOR COMMON SHAREHOLDERS, NORMALIZED FUNDS FROM OPERATIONS, OR NORMALIZED FFO, AVAILABLE FOR COMMON SHAREHOLDERS, CONSOLIDATED PROPERTY NET OPERATING INCOME, OR NOI, CONSOLIDATED PROPERTY CASH BASIS NOI, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, OR EBITDA, EBITDA AS ADJUSTED, OR ADJUSTED EBITDA, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO: • THE IMPACT OF CONDITIONS AND CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS, • COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED AND WITH RESPECT TO GOVERNMENT TENANCIES, • THE IMPACT OF CHANGES IN THE REAL ESTATE NEEDS AND FINANCIAL CONDITIONS OF GOVERNMENT TENANTS, WARNING CONCERNING FORWARD LOOKING STATEMENTS CONCERNING FORWARD WARNING • COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS, • ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, THE RMR GROUP LLC, OR RMR LLC, RMR INC., SIR, AIC AND OTHERS AFFILIATED WITH THEM, • LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES, AND • ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL. Government Properties Income Trust 3 Supplemental Operating and Financial Data, June 30, 2018

FOR EXAMPLE: • OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS, THE CAPITAL COSTS WE INCUR TO LEASE OUR PROPERTIES, OUR WORKING CAPITAL REQUIREMENTS AND OUR RECEIPT OF DISTRIBUTIONS FROM SIR. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED, • OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS, LESS THEIR PROPERTY OPERATING COSTS, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES, • AS PART OF OUR LONG TERM FINANCING PLANS TO REDUCE OUR LEVERAGE, WE EXPECT TO DISPOSE OF CERTAIN OF OUR PROPERTIES. CURRENTLY, WE ARE MARKETING OR PLAN TO MARKET FOR SALE 24 PROPERTIES. WE CANNOT BE SURE WE WILL SELL ANY OF THESE PROPERTIES OR WHAT THE TERMS OF ANY SALE MAY BE. WE MAY SELL SOME OR ALL OF THESE PROPERTIES AT PRICES THAT ARE LESS THAN OUR CARRYING VALUES AND WE MAY OTHERWISE INCUR LOSSES AS A RESULT OF CONSIDERING AND PURSUING THESE SALES. FURTHER, WE MAY ELECT TO CHANGE WHICH PROPERTIES WE MAY TO SEEK TO SELL, WHICH COULD RESULT IN DIFFERENT PROPERTIES AND FEWER OR GREATER NUMBER OF PROPERTIES BEING SOLD OR MARKETED FOR SALE, • SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • SOME GOVERNMENT TENANTS MAY EXERCISE THEIR RIGHTS TO VACATE THEIR SPACE BEFORE THE STATED EXPIRATIONS OF THEIR LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE, • CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS MAY CHANGE, • WE INTEND TO CONDUCT OUR BUSINESS ACTIVITIES IN A MANNER THAT WILL AFFORD US REASONABLE ACCESS TO CAPITAL FOR INVESTMENT AND FINANCING ACTIVITIES. HOWEVER, WE MAY NOT SUCCEED IN THIS REGARD AND WE MAY NOT HAVE REASONABLE ACCESS TO CAPITAL, • CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY, • ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE DEBT WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH SUCH DEBT, • THE INTEREST RATES PAYABLE UNDER OUR FLOATING RATE DEBT OBLIGATIONS DEPEND UPON OUR CREDIT RATINGS. WE CURRENTLY HAVE A NEGATIVE DEBT RATINGS OUTLOOK BY BOTH MOODY'S INVESTORS SERVICE AND STANDARD & POOR'S RATINGS SERVICES WHICH MAY IMPLY THAT OUR CREDIT RATINGS MAY BE DOWNGRADED. IF OUR CREDIT RATINGS ARE DOWNGRADED, OUR BORROWING COSTS WILL INCREASE, • OUR ABILITY TO ACCESS DEBT CAPITAL AND THE COST OF OUR DEBT CAPITAL WILL DEPEND IN PART ON OUR CREDIT RATINGS. IF OUR CREDIT RATINGS ARE DOWNGRADED, WE MAY NOT BE ABLE TO ACCESS DEBT CAPITAL OR THE DEBT CAPITAL WE CAN ACCESS MAY BE EXPENSIVE, • WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE, • THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS MAY BE INCREASED TO UP TO $2.5 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, • WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS; HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, • SIR MAY REDUCE THE AMOUNT OF ITS DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US, • RMR INC. MAY REDUCE THE AMOUNT OF DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US, • THE BUSINESS AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS.  HOWEVER, THOSE AGREEMENTS PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS, • WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., SIR, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS.  HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE, • WE MAY FAIL TO EXECUTE SUCCESSFULLY ON OUR EXPANDED BUSINESS STRATEGY OR INCREASED SCALE OF OUR BUSINESS RESULTING FROM THE FPO TRANSACTION AND THEREFORE MAY NOT REALIZE THE BENEFITS WE EXPECT FROM THE FPO TRANSACTION, • WE MAY BE UNABLE TO SELL OUR SIR COMMON SHARES FOR AN AMOUNT EQUAL TO OUR CARRYING VALUE OF THOSE SHARES AND ANY SUCH SALE MAY BE AT A DISCOUNT TO MARKET PRICE BECAUSE OF THE LARGE SIZE OF OUR SIR HOLDINGS OR OTHERWISE; WE MAY REALIZE A LOSS ON OUR INVESTMENT IN OUR SIR SHARES, AND • AS OF JUNE 30, 2018, WE HAD ESTIMATED UNSPENT LEASING RELATED OBLIGATIONS OF $32.6 MILLION. OUR UNSPENT LEASING RELATED OBLIGATIONS MAY COST MORE OR LESS AND MAY TAKE LONGER TO COMPLETE THAN WE CURRENTLY EXPECT, AND WE MAY INCUR INCREASED AMOUNTS FOR THESE AND SIMILAR PURPOSES IN THE FUTURE. CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS CHANGES IN OUR TENANTS’ NEEDS FOR LEASED SPACE, ACTS OF TERRORISM, NATURAL DISASTERS OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. Government Properties Income Trust 4 WARNING CONCERNING FORWARD LOOKING STATEMENTS (continued) LOOKING STATEMENTS CONCERNING FORWARD WARNING Supplemental Operating and Financial Data, June 30, 2018

One Memphis Place, Memphis, TN Square Feet: 204,694 Primary Agency Occupant: U.S. Courts Government Properties Income Trust 5 Supplemental Operating and Financial Data, June 30,CORPORATE 2018 INFORMATION

COMPANY PROFILE

COMPANY PROFILE

The Company:

Government Properties Income Trust, or GOV, we or us, is a real estate investment trust, or REIT, that primarily owns properties located throughout the United States that are majority leased to government tenants and office properties in the metropolitan Washington, D.C. market area that are leased to government and private sector tenants. The majority of our properties are office buildings. As of June 30, 2018, we also own 24.9 million common shares, or approximately 27.8% of the then outstanding common shares, of Select Income REIT (Nasdaq: SIR), or SIR, a REIT that owns properties that are primarily net leased to single tenants. We have been investment grade rated since 2010, and we are included in the S&P Small Cap 600 Index, the Russell 2000® index and the MSCI US REIT index.

Management:

GOV is managed by The RMR Group LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to five publicly traded equity REITs and three real estate related operating businesses. In addition to managing GOV, RMR manages Hospitality Properties Trust, a REIT that owns hotels and travel centers, Senior Housing Properties Trust, a REIT that primarily owns healthcare, senior living and medical office buildings, SIR and Industrial Logistics Properties Trust, a REIT that owns and leases industrial and logistics properties. RMR also provides management services to TravelCenters of America LLC, a publicly traded operator and franchisor of travel centers along the U.S. Interstate Highway System, convenience stores and restaurants, Five Star Senior Living Inc., a publicly traded operator of senior living communities, and Sonesta International Hotels Corporation, a privately owned operator and franchisor of hotels and cruise ships. RMR also manages publicly traded securities of real estate companies, a publicly traded mortgage REIT and private commercial real estate debt funds through wholly owned SEC registered investment advisory subsidiaries. As of June 30, 2018, RMR had $30 billion of real estate assets under management and the combined RMR managed companies had approximately $12 billion of annual revenues, over 1,700 properties and over 52,000 employees. We believe that being managed by RMR is a competitive advantage for GOV because of RMR's depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services.

Corporate Headquarters:

Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 219-1440
(f) (617) 219-1441

Stock Exchange Listing:

Nasdaq

Trading Symbols:

Common Shares: GOV
Senior Unsecured Notes due 2046: GOVNI

Issuer Ratings:

Moody's: Baa3
Standard & Poor's: BBB-

Key data (as of 6/30/2018):

(dollars and sq. ft. in 000s)

Total consolidated properties (1)		105 (164 buildings)
Total sq. ft. (1)		17,046
Percent leased (1)		94.0%
Q2 2018 total rental income	$	108,085
Q2 2018 net income available for common shareholders	$	29,602
Q2 2018 Normalized FFO available for common shareholders (2)	$	51,325

(1) Excludes two properties (three buildings) owned by unconsolidated joint ventures.
(2) See page 24 for the calculation of Normalized FFO available for common shareholders and a reconciliation of net income available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to this amount.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
6

INVESTOR INFORMATION Board of Trustees Barbara D. Gilmore John L. Harrington Elena Poptodorova Independent Trustee Independent Trustee Independent Trustee Jeffrey P. Somers Mark L. Kleifges Adam D. Portnoy Independent Trustee Managing Trustee Managing Trustee INVESTOR INFORMATION INVESTOR Senior Management David M. Blackman Mark L. Kleifges President and Chief Executive Officer Chief Financial Officer and Treasurer Contact Information Investor Relations Inquiries Government Properties Income Trust Financial inquiries should be directed to Mark L. Kleifges, Two Newton Place Chief Financial Officer and Treasurer, at (617) 219-1440 255 Washington Street, Suite 300 or mkleifges@rmrgroup.com. Newton, MA 02458-1634 (t) (617) 219-1440 Investor and media inquiries should be directed to (f) (617) 796-8267 Brad Shepherd, Director, Investor Relations, at (617) 219-1410 or (e-mail) info@govreit.com bshepherd@rmrgroup.com. (website) www.govreit.com Government Properties Income Trust 7 Supplemental Operating and Financial Data, June 30, 2018

RESEARCH COVERAGE

RESEARCH COVERAGE

Equity Research Coverage

Bank of America Merrill Lynch Research
James Feldman
James.Feldman@baml.com
(646) 855-5808

D.A. Davidson & Co.
James Lykins
jlykins@dadco.com
503-603-3041

FBR & Co.
Bryan Maher
bmaher@fbr.com
(646) 885-5423

Jeffries & Company, Inc.
Jonathan Petersen
jpetersen@jefferies.com
(212) 284-1705

JMP Securities
Mitch Germain
mgermain@jmpsecurities.com
(212) 906-3546

Morgan Stanley
Sumit Sharma
Sumit.Sharma@morganstanley.com
(212) 761-7567

RBC Capital Markets
Mike Carroll
Michael.Carroll@rbccm.com
(440) 715-2649

Rating Agencies

Moody's Investors Service
Lori Marks
Lori.marks@moodys.com
(212) 553-1653

Standard & Poor's
Sarah Sherman
sarah.sherman@standardandpoors.com
(212) 438-3550

GOV is followed by the analysts and its credit is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding GOV's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of GOV or its management. GOV does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
8

FINANCIALS 9960625 Indiana Maryland Avenue, Drive, Washington, Richmond, VA DC Square Feet:Government 173,932160,897 Properties Income Trust 9 AgencyPrimary Occupant:AgencySupplement Occupant: Theal Operating Commonwealth U.S. and Courts Financial of Virginia Data, June 30, 2018 9

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollar and share amounts in thousands, except per share data)

	As of and for the Three Months Ended				
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Selected Balance Sheet Data:					
Total gross assets [(1)]	$ 3,866,055	$ 4,008,953	$ 4,045,413	$ 3,868,036	$ 2,685,114
Total assets	$ 3,507,769	$ 3,655,624	$ 3,703,565	$ 3,536,967	$ 2,365,109
Total liabilities	$ 2,226,119	$ 2,340,770	$ 2,353,026	$ 2,159,440	$ 1,456,430
Total shareholders' equity	$ 1,281,650	$ 1,294,358	$ 1,330,043	$ 1,377,527	$ 908,679
Selected Income Statement Data:					
Rental income	$ 108,085	$ 108,717	$ 107,170	$ 70,179	$ 69,887
Net income (loss) available for common shareholders	$ 29,602	$ 6,287	$ (18,266)	$ 10,989	$ 11,677
Consolidated Property NOI [(2)]	$ 68,103	$ 66,226	$ 66,093	$ 41,042	$ 42,587
Adjusted EBITDA [(3)]	$ 76,686	$ 73,439	$ 73,458	$ 51,916	$ 52,160
FFO available for common shareholders [(4)]	$ 64,926	$ 66,991	$ 49,802	$ 40,357	$ 41,282
Normalized FFO available for common shareholders [(4)]	$ 51,325	$ 54,065	$ 49,185	$ 39,602	$ 42,412
Per Share Data (basic and diluted):					
Net income (loss) available for common shareholders	$ 0.30	$ 0.06	$ (0.18)	$ 0.11	$ 0.16
FFO available for common shareholders [(4)]	$ 0.66	$ 0.68	$ 0.50	$ 0.42	$ 0.58
Normalized FFO available for common shareholders [(4)]	$ 0.52	$ 0.55	$ 0.50	$ 0.41	$ 0.60
Dividends:					
Annualized dividends paid per share during period	$ 1.72	$ 1.72	$ 1.72	$ 1.72	$ 1.72
Annualized dividend yield (at end of period) [(5)]	10.9%	12.6%	9.3%	9.2%	9.4%
Normalized FFO available for common shareholders payout ratio [(4)]	82.7%	78.2%	86.0%	104.9%	71.7%

(1) Total gross assets is total assets plus accumulated depreciation.
(2) See page 21 for the calculation of Consolidated Property NOI and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to that amount.
(3) See page 23 for the calculation of Adjusted EBITDA and a reconciliation of net income (loss) determined in accordance with GAAP to that amount.
(4) See page 24 for the calculation of FFO available for common shareholders and Normalized FFO available for common shareholders and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to those amounts.
(5) Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of our common shares at the end of the period.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
10

CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands, except share data) June 30, December 31, 2018 2017 ASSETS Real estate properties: Land $ 587,173 $ 627,108 Buildings and improvements 2,258,276 2,348,613 Total real estate properties, gross 2,845,449 2,975,721 Accumulated depreciation (358,286) (341,848) Total real estate properties, net 2,487,163 2,633,873 Equity investment in Select Income REIT 456,756 467,499 Investment in unconsolidated joint ventures 46,712 50,202 Acquired real estate leases, net 297,696 351,872 Cash and cash equivalents 18,695 16,569 Restricted cash 2,448 3,111 Rents receivable, net 61,522 61,429 Deferred leasing costs, net 22,900 22,977 Other assets, net 113,877 96,033 Total assets $ 3,507,769 $ 3,703,565 LIABILITIES AND SHAREHOLDERS’ EQUITY Unsecured revolving credit facility $ 452,000 $ 570,000 Unsecured term loans, net 548,192 547,852 Senior unsecured notes, net 945,346 944,140 Mortgage notes payable, net 180,986 183,100 Accounts payable and other liabilities 80,728 89,440 Due to related persons 7,129 4,859 Assumed real estate lease obligations, net 11,738 13,635 Total liabilities 2,226,119 2,353,026 Commitments and contingencies CONDENSED CONSOLIDATED BALANCE SHEETS CONDENSED CONSOLIDATED Preferred units of limited partnership — 20,496 Shareholders’ equity: Common shares of beneficial interest, $.01 par value: 150,000,000 shares authorized, 99,165,854 and 99,145,921 shares issued and outstanding, respectively 992 991 Additional paid in capital 1,968,493 1,968,217 Cumulative net income 205,028 108,144 Cumulative other comprehensive income 139 60,427 Cumulative common distributions (893,002) (807,736) Total shareholders’ equity 1,281,650 1,330,043 Total liabilities and shareholders’ equity $ 3,507,769 $ 3,703,565 Government Properties Income Trust 11 Supplemental Operating and Financial Data, June 30, 2018

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars and share amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
Rental income	$ 108,085	$ 69,887	$ 216,802	$ 139,183
Expenses:				
Real estate taxes	12,365	7,941	25,330	16,118
Utility expenses	6,018	4,172	12,707	8,778
Other operating expenses	21,599	15,187	44,436	29,179
Depreciation and amortization	42,671	20,663	86,875	41,168
Loss on impairment of real estate [1]	(316)	—	5,800	—
General and administrative [2]	4,449	5,087	14,055	9,049
Total expenses	86,786	53,050	189,203	104,292
Operating income	21,299	16,837	27,599	34,891
Dividend income	304	304	608	608
Unrealized gain on equity securities [3]	10,321	—	23,252	—
Interest income	149	67	265	128
Interest expense (including net amortization of debt premiums and discounts and debt issuance costs of $892, $808, $1,856 and $1,615, respectively)	(23,304)	(13,963)	(46,070)	(27,544)
Net gain on issuance of shares by Select Income REIT	8	21	8	21
Income from continuing operations before income taxes, equity in net earnings of investees and gain on sale of real estate	8,777	3,266	5,662	8,104
Income tax expense	(83)	(25)	(115)	(43)
Equity in net earnings of investees	3,672	8,581	13,384	11,320
Income from continuing operations	12,366	11,822	18,931	19,381
Loss from discontinued operations	—	(145)	—	(289)
Income before gain on sale of real estate	12,366	11,677	18,931	19,092
Gain on sale of real estate [4]	17,329	—	17,329	—
Net income	29,695	11,677	36,260	19,092
Preferred units of limited partnership distributions	(93)	—	(371)	—
Net income available for common shareholders	$ 29,602	$ 11,677	$ 35,889	$ 19,092
Weighted average common shares outstanding (basic)	99,051	71,088	99,046	71,083
Weighted average common shares outstanding (diluted)	99,064	71,119	99,050	71,109
Per common share amounts (basic and diluted):				
Income from continuing operations	$ 0.30	$ 0.17	$ 0.37	$ 0.27
Loss from discontinued operations	$ —	$ —	$ —	$ —
Net income available for common shareholders	$ 0.30	$ 0.16	$ 0.36	$ 0.27
Additional Data:				
General and administrative expenses / rental income	4.12%	7.28%	6.48%	6.50%
General and administrative expenses / total assets (at end of period)	0.13%	0.22%	0.40%	0.38%
Non-cash straight line rent adjustments [5]	$ 2,744	$ 1,104	$ 5,835	$ 2,404
Lease value amortization included in rental income [5]	$ (753)	$ (617)	$ (1,588)	$ (1,244)
Non-cash amortization included in other operating expenses [6]	$ 121	$ 121	$ 242	$ 242
Non-cash amortization included in general and administrative expenses [6]	$ 151	$ 151	$ 302	$ 302

See Notes to Condensed Consolidated Income Statements of Income on page 13.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
12

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME (dollars and share amounts in thousands, except per share data) (1) Loss on impairment of real estate for the three months ended June 30, 2018 represents an adjustment of $322 to increase the carrying value of one property (one building) removed from held for sale status to its estimated fair value and an adjustment of $6 to reduce the carrying value of one property (one building) to its estimated fair value less costs to sell. We recorded a $6,116 loss on impairment of real estate in the three months ended March 31, 2018 to reduce the carrying value of three properties (three buildings) to their estimated fair value less costs to sell. (2) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expenses in our condensed consolidated statements of income. In calculating net income in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income, we do not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Net income includes the reversal of $2,150 previously accrued business management incentive fee expense and the accrual of $893 of estimated business management incentive fee expense in the three months ended June 30, 2018 and 2017, respectively. Net income includes $737 and $893 of estimated business management fee expense in the six months ended June 30, 2018 and 2017, respectively. (3) Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of our investment in RMR Inc. common stock to its fair value as of June 30, 2018 in accordance with new GAAP standards effective January 1, 2018. (4) We recorded a $17,329 gain on sale of real estate in the three months ended June 30, 2018 in connection with the sale of one property (one building). (5) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities. (6) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fees and property management fees expense, which are included in general and administrative and other operating expenses, respectively. NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME STATEMENTS CONDENSED CONSOLIDATED NOTES TO Government Properties Income Trust 13 Supplemental Operating and Financial Data, June 30, 2018

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (dollar amounts in thousands) For the Six Months Ended June 30, 2018 2017 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 36,260 $ 19,092 Adjustments to reconcile net income to cash provided by operating activities: Depreciation 34,037 23,398 Net amortization of debt premiums and discounts and debt issuance costs 1,856 1,615 Gain on sale of real estate (17,329) — Straight line rental income (5,835) (2,404) Amortization of acquired real estate leases 52,238 17,209 Amortization of deferred leasing costs 2,288 1,797 Other non-cash (income) expenses, net (2) 193 Loss on impairment of real estate 5,800 — Unrealized gain on equity securities (23,252) — Equity in net earnings of investees (13,384) (11,320) Net gain on issuance of shares by Select Income REIT (8) (21) Distributions of earnings from Select Income REIT 14,590 10,817 Change in assets and liabilities: Deferred leasing costs (4,141) (2,087) Rents receivable 4,870 2,872 Other assets 4,870 (3,071) Accounts payable and accrued expenses (1,631) 9,871 Due to related persons 2,270 1,841 Net cash provided by operating activities 93,497 69,802 CASH FLOWS FROM INVESTING ACTIVITIES: Real estate acquisitions and deposits — (12,648) Real estate improvements (21,324) (21,996) Distributions in excess of earnings from Select Income REIT 10,827 14,600 Distributions in excess of earnings from unconsolidated joint ventures 2,233 — Proceeds from sale of properties, net 142,189 — Net cash provided by (used in) investing activities 133,925 (20,044) CASH FLOWS FROM FINANCING ACTIVITIES: Repayment of mortgage notes payable (1,808) (761) Borrowings on unsecured revolving credit facility 70,000 45,000 Repayments on unsecured revolving credit facility (188,000) (50,000) Repurchase of common shares (18) (5) Redemption of preferred units of limited partnership (20,221) — Preferred units of limited partnership distributions (646) — Distributions to common shareholders (85,266) (61,212) Net cash used in financing activities (225,959) (66,978) Increase (decrease) in cash and cash equivalents and restricted cash 1,463 (17,220) Cash and cash equivalents and restricted cash at beginning of period 19,680 30,471 Cash and cash equivalents and restricted cash at end of period $ 21,143 $ 13,251 Supplemental cash flow information: Interest paid $ 43,958 $ 25,747 Income taxes paid $ 38 $ 82 Supplemental disclosure of cash and cash equivalents and restricted cash CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS STATEMENTS CONDENSED CONSOLIDATED The following table provides a reconciliation of cash and cash equivalents and restricted cash amounts reported within the As of June 30, condensed consolidated balance sheets to the total amount reported in the condensed consolidated statements of cash flows: 2018 2017 Cash and cash equivalents $ 18,695 $ 12,907 Restricted cash 2,448 344 Total cash and cash equivalents and restricted cash reported in the statements of cash flows $ 21,143 $ 13,251 Government Properties Income Trust 14 Supplemental Operating and Financial Data, June 30, 2018

DEBT SUMMARY

DEBT SUMMARY (1)

As of June 30, 2018
(dollars in thousands)

	Coupon Rate (2)	Interest Rate (3)	Principal Balance (4)	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:						
$750,000 unsecured revolving credit facility (5) (8)	3.237%	3.237%	$ 452,000	1/31/2019	$ 452,000	0.6
$300,000 unsecured term loan (6) (8)	3.494%	3.494%	300,000	3/31/2020	300,000	1.8
$250,000 unsecured term loan (7) (8)	3.894%	3.894%	250,000	3/31/2022	250,000	3.8
Subtotal / weighted average	3.478%	3.478%	1,002,000		1,002,000	1.8
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2019	3.750%	3.930%	350,000	8/15/2019	350,000	1.1
Senior unsecured notes due 2022	4.000%	4.000%	300,000	7/15/2022	300,000	4.0
Senior unsecured notes due 2046	5.875%	5.875%	310,000	5/1/2046	310,000	27.9
Subtotal / weighted average	4.514%	4.580%	960,000		960,000	10.7
Secured Fixed Rate Debt:						
Mortgage debt - One building in Tampa, FL	7.000%	5.150%	8,082	3/1/2019	7,890	0.7
Mortgage debt - One building in Washington, DC	5.720%	3.690%	34,094	7/1/2020	32,462	2.0
Mortgage debt - One building in Chesapeake, VA	4.260%	4.190%	3,080	11/1/2020	2,635	2.3
Mortgage debt - One building in Lakewood, CO	8.150%	6.150%	3,490	3/1/2021	118	2.7
Mortgage debt - One building in Fairfax, VA	5.877%	5.877%	13,566	8/11/2021	12,702	3.1
Mortgage debt - One building in Washington, DC	4.220%	4.190%	27,544	7/1/2022	24,668	4.0
Mortgage debt - One building in Washington, DC	4.800%	4.190%	24,703	6/1/2023	22,584	4.9
Mortgage debt - One building in Washington, DC	4.050%	4.440%	66,780	9/1/2030	60,566	12.2
Subtotal / weighted average	4.843%	4.395%	181,339		163,625	6.5
Total / weighted average	4.057%	4.049%	$ 2,143,339		$ 2,125,625	6.1

(1) The data presented exclude two mortgage notes with an aggregate principal balance of $82,000, which are secured by two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for additional information regarding these unconsolidated joint ventures and related mortgage notes.

(2) Reflects the interest rate stated in, or determined pursuant to, the contract terms.

(3) Includes the effect of mark to market accounting for certain mortgages and premiums or discounts on senior unsecured notes. Excludes the effect of debt issuance cost amortization.

(4) Principal balances exclude unamortized premiums, discounts and issuance costs related to these debts. The carrying value of our total consolidated debt of $2,126,524 as of June 30, 2018 is net of unamortized premiums and discounts and certain issuance costs totaling $16,815.

(5) We are required to pay interest on borrowings under our $750,000 revolving credit facility at an annual rate of LIBOR plus a premium of 125 basis points. We also pay a facility fee of 25 basis points per annum on the total amount of lending commitments. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The coupon rate and interest rate listed above are as of June 30, 2018. Subject to meeting certain conditions and payment of a fee, we may extend the maturity date to January 31, 2020.

(6) We are required to pay interest on the amounts outstanding under our $300,000 term loan at an annual rate of LIBOR plus a premium of 140 basis points, subject to adjustment based on changes to our credit ratings. The coupon rate and interest rate listed above are as of June 30, 2018. Our $300,000 term loan is prepayable without penalty at any time.

(7) We are required to pay interest on the amounts outstanding under our $250,000 term loan at an annual rate of LIBOR plus a premium of 180 basis points, subject to adjustment based on changes to our credit ratings. The coupon rate and interest rate listed above are as of June 30, 2018. Our $250,000 term loan is prepayable without penalty at any time.

(8) The maximum aggregate borrowing availability under the credit agreement governing our revolving credit facility and term loans may be increased to up to $2,500,000 on a combined basis in certain circumstances.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
15

DEBT MATURITY SCHEDULE

DEBT MATURITY SCHEDULE [1]

As of June 30, 2018
(dollars in thousands)

Year		Unsecured Floating Rate Debt [2]			Unsecured Fixed Rate Debt [2]		Secured Fixed Rate Debt [2]		Total [3]
2018	$	—		$	—	$	1,863	$	1,863
2019		452,000	[4]		350,000		11,541		813,541
2020		300,000	[5]		—		38,433		338,433
2021		—			—		14,420		14,420
2022		250,000	[6]		300,000		25,518		575,518
2023		—			—		22,784		22,784
2030		—			—		66,780		66,780
2046		—			310,000		—		310,000
Total	$	1,002,000		$	960,000	$	181,339	$	2,143,339
Percent of total debt		46.7%			44.8%		8.5%		100.0%

(1) The data presented exclude two mortgage notes with an aggregate principal balance of $82,000, which are secured by two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for additional information regarding these unconsolidated joint ventures and related mortgage notes.
(2) Principal balances are the amounts actually payable pursuant to the applicable agreements. Our carrying values may differ from these amounts because of the effect of unamortized premiums and discounts and certain issuance costs related to these debts.
(3) The carrying value of our total consolidated debt of $2,126,524 as of June 30, 2018 is net of unamortized premiums and discounts and certain issuance costs totaling $16,815.
(4) Represents amounts outstanding under our $750,000 revolving credit facility at June 30, 2018. Subject to meeting certain conditions and payment of a fee, we may extend the maturity date of our revolving credit facility by one year to January 31, 2020.
(5) Represents the outstanding balance of our $300,000 term loan at June 30, 2018. We may prepay this term loan without penalty at any time.
(6) Represents the outstanding balance of our $250,000 term loan at June 30, 2018. We may prepay this term loan without penalty at any time.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
16

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and for the Three Months Ended				
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Leverage Ratios:					
Total consolidated debt (1) / total gross assets (2)	55.4%	56.4%	55.9%	54.3%	51.8%
Total consolidated debt (1) / total gross assets (2) with SIR common shares at market value (3)	54.0%	56.1%	53.8%	52.8%	49.6%
Total consolidated debt (1) / total market capitalization (4)	57.7%	62.6%	55.2%	53.0%	51.6%
Consolidated secured debt (1) / total assets	5.2%	5.0%	4.9%	0.7%	1.1%
Variable rate debt (1) / total consolidated debt (1)	46.7%	49.5%	49.5%	53.1%	50.7%
Coverage Ratios:					
Adjusted EBITDA (5) / interest expense	3.3x	3.2x	3.4x	3.2x	3.7x
Total consolidated debt (1) / Annualized Adjusted EBITDA (5)	7.0x	7.7x	7.7x	10.1x	6.7x
Public Debt Covenants:					
Total debt / adjusted total assets (6) - allowable maximum 60.0%	51.9%	54.7%	52.8%	51.5%	47.9%
Secured debt / adjusted total assets (6) - allowable maximum 40.0%	4.4%	4.4%	4.2%	0.7%	0.9%
Consolidated income available for debt service (7) / debt service - required minimum 1.50x	3.4x	3.2x	3.4x	3.9x	4.0x
Total unencumbered assets (6) to unsecured debt - required minimum 150.0%	184.9%	174.8%	181.9%	193.7%	208.1%

(1) Debt amounts represent the principal balance as of the date reported. The carrying value of our total consolidated debt of $2,126,524 as of June 30, 2018 is net of unamortized premiums and discounts and certain issuance costs totaling $16,815. Total consolidated debt excludes two mortgage notes with an aggregate principal balance of $82,000, which are secured by two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for more information regarding these joint ventures and related mortgage notes.
(2) Total gross assets is total assets plus accumulated depreciation.
(3) As of June 30, 2018, we owned 24,918,421 common shares of SIR. The closing price of SIR's common shares on The Nasdaq Stock Market LLC on June 30, 2018 was $22.47 per share.
(4) Total market capitalization is total consolidated debt plus the market value of our common shares at the end of each period.
(5) See page 23 for the calculation of Adjusted EBITDA and a reconciliation of net income (loss) determined in accordance with GAAP to that amount.
(6) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, and the lower of cost or market value of our investment in SIR and exclude depreciation and amortization, accounts receivable and intangible assets.
(7) Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of properties, gains or losses on equity issuance by SIR and equity earnings in SIR and including distributions received from SIR and our unconsolidated joint ventures, if any, determined together with debt service for the period presented.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
17

SUMMARY OF CAPITAL EXPENDITURES

SUMMARY OF CAPITAL EXPENDITURES (1)

(dollars and sq. ft. in thousands, except per sq. ft. data)

	For the Three Months Ended				
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Tenant improvements (2)	$ 3,854	$ 2,843	$ 9,358	$ 3,213	$ 1,076
Leasing costs (3)	1,626	1,986	1,745	1,993	971
Building improvements (4)	4,048	2,707	6,552	2,640	4,465
Recurring capital expenditures	9,528	7,536	17,655	7,846	6,512
Development, redevelopment and other activities (5)	734	1,416	5,191	3,132	6,949
Total capital expenditures	$ 10,262	$ 8,952	$ 22,846	$ 10,978	$ 13,461
Average sq. ft. during period (6)	17,189	17,416	17,443	11,516	11,514
Building improvements per average sq. ft. during period	$ 0.24	$ 0.16	$ 0.38	$ 0.23	$ 0.39

(1) The data presented exclude capital expenditures of two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for additional information regarding these unconsolidated joint ventures.
(2) Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space.
(3) Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements.
(4) Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets.
(5) Development, redevelopment and other activities generally include (i) capital expenditures that are identified at the time of a property acquisition and incurred within a short time period after acquiring the property, and (ii) capital expenditure projects that reposition a property or result in new sources of revenue.
(6) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
18

PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2018 (dollars and sq. ft. in thousands, except per sq. ft. data) Acquisitions: We have not acquired any properties since January 1, 2018. Dispositions: Date Number of Number of Sale Sold City and State Properties Buildings Sq. Ft. Price (1) 3/2/2018 Minneapolis, MN 1 1 194 $ 20,000 5/15/2018 New York, NY 1 1 187 118,500 5/30/2018 Sacramento, CA 1 1 111 10,755 Total / Weighted Average 3 3 492 $ 149,255 (1) Represents the gross contract sales price plus purchase price adjustments, if any, excluding closing costs. PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2018 SINCE JANUARY AND DISPOSITION INFORMATION ACQUISITION PROPERTY Government Properties Income Trust 19 Supplemental Operating and Financial Data, June 30, 2018

INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

(dollars in thousands)

Unconsolidated Joint Ventures:	GOV Ownership	GOV Investment at June 30, 2018	Property Type	Number of Buildings	Location	Square Feet	Percent Leased at June 30, 2018	Weighted Average Lease Term [(1)]
Prosperity Metro Plaza	51%	$ 25,669	Office	2	Fairfax, VA	328,456	100.0%	3.9 years
1750 H Street, NW	50%	21,043	Office	1	Washington, DC	115,411	100.0%	2.8 years
Total / Weighted Average		$ 46,712		3		443,867	100.0%	3.5 years

Outstanding Unconsolidated Debt:	GOV Ownership	Interest Rate [(2)]	Principal Balance at June 30, 2018 [(3)]	Annualized Debt Service	Maturity Date	Balance at Maturity [(3)]	GOV Share of Principal Balance [(4)]
Prosperity Metro Plaza [(5)]	51%	4.090%	$ 50,000	$ 2,045	12/1/2029	$ 45,246	$ 25,500
1750 H Street, NW	50%	3.690%	32,000	1,181	8/1/2024	32,000	16,000
Total / Weighted Average		3.934%	$ 82,000	$ 3,226		$ 77,246	$ 41,500

	For the Three Months Ended June 30, 2018			For the Six Months Ended June 30, 2018		
Results of Operations - Unconsolidated Joint Ventures: [(6)]	Prosperity Metro Plaza	1750 H Street, NW	Total	Prosperity Metro Plaza	1750 H Street, NW	Total
Equity in losses of affiliates	$ (359)	$ (277)	$ (636)	$ (714)	$ (542)	$ (1,256)
Depreciation and amortization	1,524	661	2,185	3,048	1,322	4,370
Other expenses, net [(7)]	210	188	398	506	360	866
NOI [(8)]	1,375	572	1,947	2,840	1,140	3,980
Lease value amortization included in rental income [(9)]	(13)	34	21	(27)	135	108
Non-cash straight-line rent adjustments included in rental income [(9)]	(11)	(24)	(35)	(23)	(50)	(73)
Cash Basis NOI [(8)]	$ 1,351	$ 582	$ 1,933	$ 2,790	$ 1,225	$ 4,015
Distributions received	$ 1,058	$ 352	$ 1,410	$ 1,505	$ 728	$ 2,233

(1) Lease term is weighted based on annualized rental income. Annualized rental income is calculated using the annualized contractual base rents from the unconsolidated joint ventures' tenants pursuant to the lease agreements as of June 30, 2018, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to the joint ventures, and excluding lease value amortization.
(2) Includes the effect of interest rate protection and mark to market accounting.
(3) Reflects the entire balance of the debt secured by the properties and is not adjusted to reflect the part of the joint venture arrangement interests we do not own.
(4) Reflects our proportionate share of the principal debt balances based on our ownership percentage of the applicable joint venture; none of the debt is recourse to us.
(5) The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.
(6) Reflects our proportionate share of operating results for the three months ended June 30, 2018 based on our ownership percentage of the respective joint ventures.
(7) Includes interest expense, net of other income.
(8) See Definitions of Certain Non-GAAP Financial Measures on page 25 for the definitions of NOI and Cash Basis NOI.
(9) Our unconsolidated joint ventures report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to the unconsolidated joint ventures by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
20

CALCULATION OF CONSOLIDATED PROPERTY NET OPERATING INCOME (NOI) AND CONSOLIDATED PROPERTY CASH BASIS NOI

CALCULATION OF CONSOLIDATED PROPERTY NET OPERATING INCOME (NOI) AND CONSOLIDATED PROPERTY CASH BASIS NOI [(1)]

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI: [(2)]							
Rental income [(3)]	$ 108,085	$ 108,717	$ 107,170	$ 70,179	$ 69,887	$ 216,802	$ 139,183
Property operating expenses	(39,982)	(42,491)	(41,077)	(29,137)	(27,300)	(82,473)	(54,075)
Consolidated Property NOI	68,103	66,226	66,093	41,042	42,587	134,329	85,108
Non-cash straight line rent adjustments included in rental income [(3)]	(2,744)	(3,091)	(2,467)	(711)	(1,104)	(5,835)	(2,404)
Lease value amortization included in rental income [(3)]	753	835	901	619	617	1,588	1,244
Non-cash amortization included in property operating expenses [(4)]	(121)	(121)	(121)	(121)	(121)	(242)	(242)
Consolidated Property Cash Basis NOI	$ 65,991	$ 63,849	$ 64,406	$ 40,829	$ 41,979	$ 129,840	$ 83,706
Reconciliation of Net Income (Loss) Available for Common Shareholders to Consolidated NOI and Consolidated Property Cash Basis NOI:							
Net income (loss) available for common shareholders	$ 29,602	$ 6,287	$ (18,266)	$ 10,989	$ 11,677	$ 35,889	$ 19,092
Preferred units of limited partnership distributions	93	278	275	—	—	371	—
Net income (loss)	29,695	6,565	(17,991)	10,989	11,677	36,260	19,092
Gain on sale of real estate	(17,329)	—	—	—	—	(17,329)	—
Income (loss) before gain on sale of real estate	12,366	6,565	(17,991)	10,989	11,677	18,931	19,092
(Income) loss from discontinued operations	—	—	—	(462)	145	—	289
Income (loss) from continuing operations	12,366	6,565	(17,991)	10,527	11,822	18,931	19,381
Equity in net earnings of investees	(3,672)	(9,712)	(767)	(9,484)	(8,581)	(13,384)	(11,320)
Income tax expense	83	32	36	22	25	115	43
Net gain on issuance of shares by SIR	(8)	—	—	(51)	(21)	(8)	(21)
Loss on early extinguishment of debt	—	—	—	1,715	—	—	—
Interest expense	23,304	22,766	21,807	16,055	13,963	46,070	27,544
Interest income	(149)	(116)	(119)	(1,715)	(67)	(265)	(128)
Unrealized gain on equity securities	(10,321)	(12,931)	—	—	—	(23,252)	—
Dividend income	(304)	(304)	(304)	(304)	(304)	(608)	(608)
Operating income	21,299	6,300	2,662	16,765	16,837	27,599	34,891
General and administrative	4,449	9,606	6,532	3,266	5,087	14,055	9,049
Loss on impairment of real estate	(316)	6,116	9,260	230	—	5,800	—
Depreciation and amortization	42,671	44,204	47,639	20,781	20,663	86,875	41,168
Consolidated Property NOI	68,103	66,226	66,093	41,042	42,587	134,329	85,108
Non-cash amortization included in property operating expenses [(4)]	(121)	(121)	(121)	(121)	(121)	(242)	(242)
Lease value amortization included in rental income [(3)]	753	835	901	619	617	1,588	1,244
Non-cash straight line rent adjustments included in rental income [(3)]	(2,744)	(3,091)	(2,467)	(711)	(1,104)	(5,835)	(2,404)
Consolidated Property Cash Basis NOI	$ 65,991	$ 63,849	$ 64,406	$ 40,829	$ 41,979	$ 129,840	$ 83,706

(1) See Definitions of Certain Non-GAAP Financial Measures on page 25 for the definitions of Consolidated Property NOI and Consolidated Property Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures. The data presented exclude two properties (three buildings) owned by our two unconsolidated joint ventures.

(2) Excludes one property (one building) classified as discontinued operations which we sold on August 31, 2017.

(3) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(4) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which are included in property operating expenses.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
21

CALCULATION OF SAME PROPERTY NOI AND CASH BASIS NOI (1) (dollars in thousands) For the Three Months Ended (2) For the Six Months Ended (3) 6/30/2018 6/30/2017 6/30/2018 6/30/2017 Reconciliation of Consolidated Property NOI to Same Property NOI: (4) Rental income $ 108,085 $ 69,887 $ 216,802 $ 139,183 Property operating expenses (39,982) (27,300) (82,473) (54,075) Consolidated Property NOI 68,103 42,587 134,329 85,108 Less: NOI of properties not included in same property results (26,341) (2,514) (53,456) (5,494) Same property NOI $ 41,762 $ 40,073 $ 80,873 $ 79,614 Calculation of Same Property Cash Basis NOI: Same property NOI $ 41,762 $ 40,073 $ 80,873 $ 79,614 Add: Lease value amortization included in rental income (5) 455 530 958 1,067 Less: Non-cash straight line rent adjustments included in rental income (5) (751) (1,102) (1,345) (2,463) Non-cash amortization included in property operating expenses (6) (121) (115) (238) (230) Same property Cash Basis NOI $ 41,345 $ 39,386 $ 80,248 $ 77,988 (1) See Definitions of Certain Non-GAAP Financial Measures on page 25 for the definitions of Consolidated Property NOI and Consolidated Property Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures. (2) Based on consolidated properties we owned as of June 30, 2018 and which we owned continuously since April 1, 2017. (3) Based on consolidated properties we owned as of June 30, 2018 and which we owned continuously since January 1, 2017. (4) Excludes one property (one building) classified as discontinued operations which we sold August 31, 2017. (5) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities. (6) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which are included in CALCULATION OF SAME PROPERTY NOI AND CASH BASIS NOI NOI OF SAME PROPERTY CALCULATION property operating expenses. Government Properties Income Trust 22 Supplemental Operating and Financial Data, June 30, 2018

CALCULATION OF EBITDA AND ADJUSTED EBITDA

CALCULATION OF EBITDA AND ADJUSTED EBITDA (1)

(dollars in thousands)

		For the Three Months Ended					For the Six Months Ended	
		6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Net income (loss)		$ 29,695	$ 6,565	$ (17,991)	$ 10,989	$ 11,677	$ 36,260	$ 19,092
Add:	Interest expense	23,304	22,766	21,807	16,055	13,963	46,070	27,544
	Income tax expense	83	32	36	22	25	115	43
	Depreciation and amortization	42,671	44,204	47,639	20,781	20,663	86,875	41,168
EBITDA		95,753	73,567	51,491	47,847	46,328	169,320	87,847
Add (less):	General and administrative expense paid in common shares (2)	604	(62)	209	432	459	542	736
	Estimated business management incentive fees (3)	(2,150)	2,887	—	(893)	893	737	893
	Increase in carrying value of property included in discontinued operations	—	—	—	(619)	—	—	—
	Loss on impairment of real estate	(316)	6,116	9,260	230	—	5,800	—
	Distributions received from SIR	12,708	12,708	12,708	12,708	12,708	25,417	25,416
	Distributions received from unconsolidated joint ventures	1,410	823	482	—	—	2,233	—
	Loss on early extinguishment of debt	—	—	—	1,715	—	—	—
	Equity in earnings of SIR	(4,301)	(10,289)	(1,313)	(9,453)	(8,207)	(14,590)	(10,818)
	Equity in losses of unconsolidated joint ventures	636	620	621	—	—	1,256	—
	Net gain on issuance of shares by SIR	(8)	—	—	(51)	(21)	(8)	(21)
	Gain on sale of real estate	(17,329)	—	—	—	—	(17,329)	—
	Unrealized gain on equity securities (4)	(10,321)	(12,931)	—	—	—	(23,252)	—
Adjusted EBITDA		$ 76,686	$ 73,439	$ 73,458	$ 51,916	$ 52,160	$ 150,126	$ 104,053

(1) See Definitions of Certain Non-GAAP Financial Measures on page 25 for the definitions of EBITDA and Adjusted EBITDA and a description of why we believe they are appropriate supplemental measures.
(2) Amounts represent equity compensation awarded to our trustees, officers and certain other employees of RMR LLC.
(3) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our condensed consolidated statements of income. In calculating net income (loss) in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include such expense in the calculation of Adjusted EBITDA until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.
(4) Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of our investment in RMR Inc. common shares to its fair value as of June 30, 2018 in accordance with new GAAP standards effective January 1, 2018.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
23

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO AVAILABLE FOR COMMON SHAREHOLDERS

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO AVAILABLE FOR COMMON SHAREHOLDERS [(1)]

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	6/30/2018	6/30/2017
Net income (loss) available for common shareholders	$ 29,602	$ 6,287	$ (18,266)	$ 10,989	$ 11,677	$ 35,889	$ 19,092
Add (less): Depreciation and amortization:							
Consolidated properties	42,671	44,204	47,639	20,781	20,663	86,875	41,168
Unconsolidated joint venture properties	2,185	2,185	2,185	—	—	4,370	—
FFO attributable to SIR investment	12,414	18,488	10,297	18,429	17,149	30,902	29,553
Loss on impairment of real estate	(316)	6,116	9,260	230	—	5,800	—
Equity in earnings of SIR	(4,301)	(10,289)	(1,313)	(9,453)	(8,207)	(14,590)	(10,818)
Increase in carrying value of property included in discontinued operations	—	—	—	(619)	—	—	—
Gain on sale of real estate	(17,329)	—	—	—	—	(17,329)	—
FFO available for common shareholders	64,926	66,991	49,802	40,357	41,282	131,917	78,995
Add (less): Loss on early extinguishment of debt	—	—	—	1,715	—	—	—
Normalized FFO attributable to SIR investment	11,292	15,606	9,680	16,903	17,407	26,898	31,997
FFO attributable to SIR investment	(12,414)	(18,488)	(10,297)	(18,429)	(17,149)	(30,902)	(29,553)
Net gain on issuance of shares by SIR	(8)	—	—	(51)	(21)	(8)	(21)
Estimated business management incentive fees [(2)]	(2,150)	2,887	—	(893)	893	737	893
Unrealized gain on equity securities [(3)]	(10,321)	(12,931)	—	—	—	(23,252)	—
Normalized FFO available for common shareholders	$ 51,325	$ 54,065	$ 49,185	$ 39,602	$ 42,412	$ 105,390	$ 82,311
Weighted average common shares outstanding (basic)	99,051	99,041	99,040	96,883	71,088	99,046	71,083
Weighted average common shares outstanding (diluted)	99,064	99,049	99,040	96,958	71,119	99,050	71,109
Per common share amounts (basic and diluted):							
Net income (loss) available for common shareholders	$ 0.30	$ 0.06	$ (0.18)	$ 0.11	$ 0.16	$ 0.36	$ 0.27
FFO available for common shareholders	$ 0.66	$ 0.68	$ 0.50	$ 0.42	$ 0.58	$ 1.33	$ 1.11
Normalized FFO available for common shareholders	$ 0.52	$ 0.55	$ 0.50	$ 0.41	$ 0.60	$ 1.06	$ 1.16

(1) See Definitions of Certain Non-GAAP Financial Measures on page 25 for the definitions of FFO available for common shareholders and Normalized FFO available for common shareholders, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income. In calculating net income (loss) available for common shareholders in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss) available for common shareholders, we do not include such expense in the calculation of Normalized FFO available for common shareholders until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.

(3) Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of our investment in RMR Inc. common shares to its fair value as of June 30, 2018 in accordance with new GAAP standards effective January 1, 2018.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
24

DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES Definition of Consolidated Property NOI and Consolidated Property Cash Basis NOI We calculate Consolidated Property NOI and Consolidated Property Cash Basis NOI as shown on page 21. The calculations of Consolidated Property NOI and Consolidated Property Cash Basis NOI exclude certain components of net income (loss) available for common shareholders in order to provide results that are more closely related to our consolidated property level results of operations. We define Consolidated Property NOI as consolidated income from our rental of real estate less our consolidated property operating expenses. Consolidated Property NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization. We define Consolidated Property Cash Basis NOI as Consolidated Property NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses. We consider Consolidated Property NOI and Consolidated Property Cash Basis NOI to be appropriate supplemental measures to net income available for common shareholders because they may help both investors and management to understand the operations of our consolidated properties. We use Consolidated Property NOI and Consolidated Property Cash Basis NOI to evaluate individual and company wide consolidated property level performance, and we believe that Consolidated Property NOI and Consolidated Property Cash Basis NOI provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Consolidated Property NOI and Consolidated Property Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) available for common shareholders or operating income as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in our Condensed Consolidated Statements of Income. Other real estate companies and REITs may calculate Consolidated Property NOI and Consolidated Property Cash Basis NOI differently than we do. In addition, we present our proportionate share of NOI and Cash Basis NOI from our unconsolidated joint ventures. We provide a reconciliation of NOI and Cash Basis NOI from unconsolidated joint ventures to equity in losses from affiliates on page 20. Definition of EBITDA and Adjusted EBITDA We calculate EBITDA and Adjusted EBITDA as shown on page 23. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our operating performance, along with net income (loss) and operating income. We believe that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with our past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) available to common shareholders or operating income as indicators of operating performance or as measures of GOV’s liquidity. These measures should be considered in conjunction with net income, net income (loss) available to common shareholders and operating income as presented in our Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than we do. Definition of FFO and Normalized FFO We calculate FFO available for common shareholders and Normalized FFO available for common shareholders as shown on page 24. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) available for common shareholders calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and our proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties and the difference between FFO attributable to an equity investment and equity in earnings of an equity investee but excluding impairment charges on and increases in the carrying value of real estate assets, any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. Our calculation of Normalized FFO available for common shareholders differs from Nareit's definition of FFO available for common shareholders because we include SIR's Normalized FFO attributable to our equity investment in SIR (net of FFO attributable to our equity investment in SIR), we include business management incentive fees, if any, only in the fourth quarter versus NON-GAAP FINANCIAL MEASURES DEFINITIONS FINANCIAL NON-GAAP the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and we exclude gains on issuance of shares by SIR, losses on early extinguishment of debt and unrealized gains and losses on equity securities. We consider FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss), net income (loss) available for our common shareholders and operating income. We believe that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of our operating performance between periods and with other REITs. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance, our receipt of distributions from SIR and our expected needs for and availability of cash to pay our obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) available for common shareholders or operating income as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in our Condensed Consolidated Statements of Income. Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than we do. Government Properties Income Trust 25 Supplemental Operating and Financial Data, June 30, 2018

PORTFOLIO INFORMATION Stevens Center, Richland, WA Square Feet:Government 140,152 Properties Income Trust 26 Agency Occupant:Supplement alDepartment Operating and of FinancialEnergy Data, June 30, 2018

PORTFOLIO SUMMARY

PORTFOLIO SUMMARY (1)

As of June 30, 2018

	Number of Properties	Number of Buildings	Sq. Ft. (2)	% Sq. Ft.	% Leased (3)	% of Total Sq. Ft. Leased	% Rental Income Three Months Ended 6/30/2018	% Consolidated Property NOI Three Months Ended 6/30/2018 (4)	% Consolidated Property Cash Basis NOI Three Months Ended 6/30/2018 (4)
Properties majority leased to the U.S. Government	49	64	7,846,930	46.0%	96.3%	47.2%	45.8%	47.8%	48.7%
Properties majority leased to state governments	20	27	3,017,767	17.7%	94.5%	17.8%	18.1%	16.3%	16.4%
Properties majority leased to other government tenants	2	2	259,418	1.5%	94.4%	1.5%	2.7%	2.0%	2.3%
Properties majority leased to government contractor tenants	2	4	463,019	2.7%	98.8%	2.9%	3.1%	3.3%	3.6%
Properties majority leased to other tenants	30	65	5,337,919	31.3%	92.0%	30.6%	30.3%	30.6%	29.0%
Other properties (currently vacant)	2	2	120,898	0.8%	—%	—%	—%	—%	—%
Total / Average	105	164	17,045,951	100.0%	94.0%	100.0%	100.0%	100.0%	100.0%

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for more information regarding these joint ventures.
(2) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.
(3) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.
(4) See Page 21 for the calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to those amounts.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
27

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS – SECOND QUARTER

(dollars and sq. ft. in thousands)

	Summary Consolidated Results (1) For the Three Months Ended		Summary Same Property Results (2) For the Three Months Ended	
	6/30/2018	6/30/2017	6/30/2018	6/30/2017
Consolidated properties (end of period)	105	74	70	70
Total sq. ft. (3)	17,046	11,516	11,017	10,996
Percent leased (4)	94.0%	95.0%	94.6%	95.4%
Rental income (5)	$ 108,085	$ 69,887	$ 67,329	$ 65,669
Consolidated Property NOI (6)	$ 68,103	$ 42,587	$ 41,762	$ 40,073
Consolidated Property Cash Basis NOI (6)	$ 65,991	$ 41,979	$ 41,345	$ 39,386
Consolidated Property NOI % margin (7)	63.0%	60.9%	62.0%	61.0%
Consolidated Property Cash Basis NOI % margin (7)	62.2%	60.5%	61.7%	60.5%
Consolidated Property NOI % change	59.9%	—	4.2%	—
Consolidated Property Cash Basis NOI % change	57.2%	—	5.0%	—

(1) Based on consolidated properties we owned as of June 30, 2018 and June 30, 2017, respectively, excluding one property (one building) classified as discontinued operations which we sold on August 31, 2017 and excluding two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests.
(2) Based on consolidated properties we owned as of June 30, 2018 and which we owned continuously since April 1, 2017.
(3) Subject to changes when space is re-measured or re-configured for tenants.
(4) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.
(5) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.
(6) See page 21 for the calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to those amounts and see page 22 for a calculation and reconciliation of same property NOI and same property Cash Basis NOI.
(7) Consolidated Property NOI margin is defined as Consolidated Property NOI as a percentage of rental income. Consolidated Property Cash Basis NOI margin is defined as Consolidated Property Cash Basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, non-cash amortization included in property operating expenses and the net effect of non-cash amortization of intangible lease assets and liabilities.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
28

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS – SIX MONTHS

(dollars and sq. ft. in thousands)

	Summary Consolidated Results (1) For the Six Months Ended		Summary Same Property Results (2) For the Six Months Ended	
	6/30/2018	6/30/2017	6/30/2018	6/30/2017
Consolidated properties (end of period)	105	74	69	69
Total sq. ft. (3)	17,046	11,516	10,948	10,926
Percent leased (4)	94.0%	95.0%	94.6%	95.4%
Rental income (5)	$ 216,802	$ 139,183	$ 133,226	$ 130,176
Consolidated Property NOI (6)	$ 134,329	$ 85,108	$ 80,873	$ 79,614
Consolidated Property Cash Basis NOI (6)	$ 129,840	$ 83,706	$ 80,248	$ 77,988
Consolidated Property NOI % margin (7)	62.0%	61.1%	60.7%	61.2%
Consolidated Property Cash Basis NOI % margin (7)	61.1%	60.6%	60.4%	60.6%
Consolidated Property NOI % change	57.8%	—	1.6%	—
Consolidated Property Cash Basis NOI % change	55.1%	—	2.9%	—

(1) Based on consolidated properties we owned as of June 30, 2018 and June 30, 2017, respectively, excluding one property (one building) classified as discontinued operations which we sold on August 31, 2017 and excluding two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests.
(2) Based on consolidated properties we owned as of June 30, 2018 and which we owned continuously since January 1, 2017.
(3) Subject to changes when space is re-measured or re-configured for tenants.
(4) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.
(5) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.
(6) See page 21 for the calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to those amounts and see page 22 for a calculation and reconciliation of same property NOI and same property Cash Basis NOI.
(7) Consolidated Property NOI margin is defined as Consolidated Property NOI as a percentage of rental income. Consolidated Property Cash Basis NOI margin is defined as Consolidated Property Cash Basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, non-cash amortization included in property operating expenses and the net effect of non-cash amortization of intangible lease assets and liabilities.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
29

OCCUPANCY AND LEASING SUMMARY

OCCUPANCY AND LEASING SUMMARY [(1)]

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended				
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Consolidated Properties (end of period)	105	107	108	74	74
Total sq. ft. [(2)]	17,046	17,332	17,499	11,517	11,516
Percentage leased	94.0%	94.4%	94.2%	95.0%	95.0%
Leasing Activity (sq. ft.): [(2)]					
Government tenants	185	72	279	393	236
Non-government tenants	211	208	241	43	52
Total	396	280	520	436	288
% Change in GAAP Rent: [(3)]					
Government tenants	4.1%	20.2%	8.0%	0.2%	15.0%
Non-government tenants	(4.6%)	1.2%	(4.0%)	(11.1%)	6.6%
Total	0.6%	4.9%	3.3%	(0.6%)	13.5%
Leasing Cost and Concession Commitments: [(4)]					
Government tenants	$ 2,951	$ 3,682	$ 1,942	$ 6,629	$ 1,611
Non-government tenants	3,859	4,316	3,698	1,273	854
Total	$ 6,810	$ 7,998	$ 5,640	$ 7,902	$ 2,465
Leasing Cost and Concession Commitments per Sq. Ft.: [(4)]					
Government tenants	$ 15.97	$ 51.13	$ 6.96	$ 16.86	$ 6.82
Non-government tenants	$ 18.24	$ 20.71	$ 15.33	$ 29.64	$ 16.33
Total	$ 17.18	$ 28.52	$ 10.84	$ 18.12	$ 8.55
Weighted Average Lease Term by Sq. Ft. (years):					
Government tenants	8.6	8.2	5.5	8.5	8.1
Non-government tenants	4.1	4.6	4.7	7.2	3.2
Total	6.2	5.6	5.1	8.4	7.2
Leasing Cost and Concession Commitments per Sq. Ft. per Year: [(4)]					
Government tenants	$ 1.87	$ 6.20	$ 1.25	$ 1.98	$ 0.85
Non-government tenants	$ 4.48	$ 4.47	$ 3.29	$ 4.10	$ 5.09
Total	$ 2.79	$ 5.13	$ 2.11	$ 2.16	$ 1.19

(1) The data presented exclude one property (one building) classified as discontinued operations which we sold on August 31, 2017 and two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for more information regarding these joint ventures.

(2) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.

(3) Percent difference in prior rents charged for same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to us, exclude lease value amortization and are net of lease concessions.

(4) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.

The above leasing summary is based on leases entered during the periods indicated.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
30

LEASING ANALYSIS BY TENANT TYPE

LEASING ANALYSIS BY TENANT TYPE (1)

			Sq. Ft. During the Three Months Ended 6/30/2018					
Tenant Type	Sq. Ft. Leased As of 3/31/2018 (2)	% of Sq. Ft. Leased as of 3/31/2018 (2)	Leases Expired	Lease Renewals Executed	New Leases Executed	Net Acquisitions/ (Dispositions)	Sq. Ft. Leased As of 6/30/2018 (2)	% of Sq. Ft. Leased as of 6/30/2018 (2)
U.S. Government	7,218,013	44.1%	(227,979)	154,415	20,193	—	7,164,642	44.7%
State Government	2,609,755	16.0%	—	—	10,136	(110,500)	2,509,391	15.7%
Other Government	441,739	2.7%	—	—	—	(187,060)	254,679	1.6%
Government Contractor	1,004,441	6.1%	(17,369)	—	5,153	—	992,225	6.2%
Other Tenants	5,083,944	31.1%	(189,777)	124,912	81,550	—	5,100,629	31.8%
	16,357,892	100.0%	(435,125)	279,327	117,032	(297,560)	16,021,566	100.0%

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for more information regarding these joint ventures.

(2) Rentable square footage leased is pursuant to leases existing as of the measurement date and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease, if any, as of the measurement date. Square footage measurements are subject to changes when space is re-measured or re-configured for new tenants.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
31

TENANT LIST

TENANT LIST

As of June 30, 2018 (1)

#	Tenant / Agency	Rentable Sq. Ft. (2)	% of Total Rentable Sq. Ft. (2)	% of Annualized Rental Income (3)
	U.S. Government:			
1	Citizenship and Immigration Services	448,607	2.6%	5.4%
2	Internal Revenue Service	1,041,806	6.1%	5.2%
3	U.S. Government (4)	406,388	2.4%	3.0%
4	Federal Bureau of Investigation	304,425	1.8%	2.2%
5	Bureau of Prisons	180,173	1.1%	2.1%
6	Centers for Disease Control	378,455	2.2%	2.1%
7	Department of Justice	239,411	1.4%	2.0%
8	Department of Veterans Affairs	248,901	1.5%	1.7%
9	General Services Administration	198,630	1.2%	1.7%
10	Bureau of Land Management	288,291	1.7%	1.6%
11	Defense Intelligence Agency	266,000	1.6%	1.3%
12	Social Security Administration	207,949	1.2%	1.3%
13	Customs and Border Protection	169,630	1.0%	1.2%
14	US Department of the Interior	212,996	1.2%	1.1%
15	National Park Service	166,745	1.0%	1.1%
16	U.S. Courts	114,219	0.7%	1.0%
17	Immigration and Customs Enforcement	90,688	0.5%	0.9%
18	U.S. Coast Guard	139,319	0.8%	0.8%
19	Drug Enforcement Agency	93,177	0.5%	0.8%
20	Bureau of Safety and Environmental Enforcement	116,216	0.7%	0.8%
21	National Archives and Record Administration	352,064	2.1%	0.8%
22	Department of Health and Human Services	111,388	0.7%	0.8%
23	Department of Energy	140,152	0.8%	0.7%
24	Defense Nuclear Facilities Board	60,133	0.4%	0.7%
25	Department of State	83,130	0.5%	0.6%
26	U.S. Postal Service	321,800	1.9%	0.6%
27	Occupational Health and Safety Administration	57,770	0.3%	0.5%
28	Bureau of the Fiscal Service	98,073	0.6%	0.5%
29	Centers for Medicare and Medicaid Services	78,361	0.5%	0.5%
30	Military Entrance Processing Station	56,931	0.3%	0.4%
31	Department of the Army	231,290	1.4%	0.4%
32	Environmental Protection Agency	43,232	0.3%	0.4%
33	Department of Housing and Urban Development	82,497	0.5%	0.4%
34	Food and Drug Administration	33,398	0.2%	0.2%
35	Department of Defense	31,030	0.2%	0.2%
36	Defense Health Agency	15,939	0.1%	0.1%
37	GSA-US Navy	29,070	0.2%	0.1%
38	Equal Employment Opportunity Commission	14,046	0.1%	0.1%
39	Department of Labor	6,459	0.0%	0.0%
40	U.S. Department of Transportation	5,853	0.0%	0.0%
	Subtotal U.S. Government	7,164,642	42.0%	45.2%

#	Tenant	Rentable Sq. Ft. (2)	% of Total Rentable Sq. Ft. (2)	% of Annualized Rental Income (3)
	State Governments:			
1	State of California - ten agency occupants	644,586	3.8%	4.6%
2	Commonwealth of Massachusetts - three agency occupants	310,514	1.8%	2.4%
3	State of Georgia - State Properties Commission	308,359	1.8%	1.6%
4	Commonwealth of Virginia - two agency occupants	255,241	1.5%	1.4%
5	State of New Jersey - Department of Treasury	173,189	1.0%	1.2%
6	State of Oregon - four agency occupants	199,018	1.2%	1.1%
7	State of Maryland - State of Maryland	185,949	1.1%	0.9%
8	State of Washington - Social and Health Services	111,908	0.7%	0.6%
9	State of Arizona - Northern Arizona University	66,743	0.4%	0.4%
10	State of South Carolina -six agency occupants	124,238	0.7%	0.3%
11	State of Minnesota - Minnesota State Lottery	61,426	0.4%	0.3%
12	State of New York - three agency occupants	64,000	0.4%	0.3%
13	State of Kansas - University of Kansas	4,220	0.0%	0.0%
	Subtotal State Governments	2,509,391	14.7%	15.1%
	3 Other Government Tenants:			
	Montgomery County, MD	181,895	1.1%	1.2%
	The Board of County Supervisors of Prince William County	69,374	0.4%	0.4%
	Embassy of Morocco	3,410	—%	—%
	Subtotal Other Government Tenants	254,679	1.5%	1.6%
	Subtotal All Government Tenants	9,928,712	58.2%	61.9%
	26 Government Contractor Tenants:			
	BAE Systems plc	165,004	1.0%	1.6%
	Leidos Holdings Inc	202,543	1.2%	1.4%
	Science Applications International Corp	158,919	0.9%	1.3%
	The Boeing Company	80,339	0.5%	0.7%
	22 Other Government Contractor Tenants	385,420	2.3%	1.8%
	Subtotal Government Contractor Tenants	992,225	5.9%	6.8%
	461 Other Tenants:			
	CareFirst Inc.	206,864	1.2%	2.7%
	ICF International, Inc.	127,946	0.8%	1.3%
	Sentara Healthcare	276,974	1.6%	0.9%
	GTCR, LLC	93,000	0.5%	0.6%
	Odin, Feldman & Pittleman	53,918	0.3%	0.5%
	Conduent Inc	107,422	0.6%	0.5%
	455 Other Tenants	4,234,505	24.9%	24.8%
	Subtotal Other Tenants	5,100,629	29.9%	31.3%
	Subtotal Leased Rentable Square Feet	16,021,566	94.0%	100.0%
	Available for Lease	1,024,385	6.0%	—%
	Total Rentable Square Feet	17,045,951	100.0%	100.0%

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for more information regarding these joint ventures.

(2) Rentable square footage is pursuant to leases existing as of June 30, 2018, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease, if any. Rentable square footage measurements are subject to changes when space is re-measured or re-configured for new tenants.

(3) Percentage of annualized rental income is calculated using annualized contractual base rents from our tenants pursuant to our lease agreements as of June 30, 2018, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.

(4) Agency occupant cannot be disclosed.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
32

LEASE EXPIRATION SCHEDULE

LEASE EXPIRATION SCHEDULE (1)

As of June 30, 2018
(dollars in thousands)

Year (2)	Number of Tenants Expiring	Expiration of leased square feet (3)	% of Total	Cumulative % of Total	Annualized Rental Income Expiring (4)	% of Annualized Total	Cumulative % of Total
2018	69	1,051,305	6.6%	6.6%	$ 31,986	7.8%	7.8%
2019	93	2,588,572	16.2%	22.8%	73,809	18.0%	25.8%
2020	102	2,243,949	14.0%	36.8%	54,860	13.4%	39.2%
2021	89	1,808,925	11.3%	48.1%	37,462	9.1%	48.3%
2022	99	1,684,579	10.5%	58.6%	37,677	9.2%	57.5%
2023	67	1,298,429	8.1%	66.7%	37,368	9.1%	66.6%
2024	43	1,416,246	8.8%	75.5%	35,790	8.7%	75.3%
2025	32	993,068	6.2%	81.7%	22,728	5.5%	80.8%
2026	23	780,921	4.9%	86.6%	22,955	5.6%	86.4%
2027 and thereafter	52	2,155,572	13.4%	100.0%	56,221	13.6%	100.0%
Total	669	16,021,566	100.0%		$ 410,856	100.0%	
Weighted average remaining lease term (in years)		4.6			4.5		

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for more information regarding these joint ventures.
(2) The year of lease expiration is pursuant to current contract terms. Some of our government tenants have the right to vacate their space before the stated expirations of their leases. In addition, certain of our government tenants have the right to terminate their leases if their respective legislature or other funding authority does not appropriate rent in their respective annual budgets.
(3) Leased square footage is pursuant to leases existing as of June 30, 2018, and includes (i) space being fitted out for tenant occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is re-measured or re-configured for new tenants.
(4) Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of June 30, 2018, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
33

EXHIBIT 75 Pleasant Street, Malden, MA Square Feet: 125,521 Occupant: Department of Education, Commonwealth of Massachusetts Government Properties Income Trust 34 Supplemental Operating and Financial Data, June 30, 2018

CONSOLIDATED PROPERTY DETAIL

CONSOLIDATED PROPERTY DETAIL

(sorted by location)

EXHIBIT

As of June 30, 2018 (1)
(dollars in thousands)

	Property Location		No. of Buildings	Primary Tenant Type	Rentable Sq. Ft.	% Leased	Annualized Rental Income (2)	Undepreciated Carrying Value	Depreciated Carrying Value	Date Acquired (3)	Year Built or Most Recent Renovation
1	131 Clayton Street	Montgomery, AL	1	U.S. Government	57,815	100.0%	$ 1,564	$ 10,033	$ 8,440	6/22/2011	2007
2	4344 Carmichael Road	Montgomery, AL	1	U.S. Government	49,370	100.0%	1,529	13,032	11,721	12/17/2013	2009
3	15451 North 28th Avenue	Phoenix, AZ	1	State	66,743	100.0%	1,452	9,810	9,078	9/10/2014	2013
4	711 S 14th Avenue	Safford, AZ	1	U.S. Government	36,139	94.4%	913	8,076	8,013	6/16/2010	1992
5	5045 East Butler Street	Fresno, CA	1	U.S. Government	531,976	100.0%	8,384	68,533	44,271	8/29/2002	1971
6	10949 N. Mather Boulevard	Rancho Cordova, CA	1	State	93,807	100.0%	2,609	17,586	15,603	10/30/2013	2012
7	11020 Sun Center Drive	Rancho Cordova, CA	1	State	82,896	100.0%	2,007	10,807	10,436	12/20/2016	2016
8	801 K Street	Sacramento, CA	1	State	337,811	91.3%	9,845	72,660	67,871	1/29/2016	2002
9	9815 Goethe Road	Sacramento, CA	1	State	87,863	100.0%	1,953	12,438	10,562	9/14/2011	1992
10	Capitol Place	Sacramento, CA	1	State	163,840	89.7%	4,550	45,522	36,262	12/17/2009	1988
11	4181 Ruffin Road	San Diego, CA	1	U.S. Government	148,488	100.0%	3,589	20,193	16,543	7/16/2010	2013
12	4560 Viewridge Road	San Diego, CA	1	U.S. Government	93,177	100.0%	3,322	26,904	16,630	3/31/1997	1996
13	9174 Sky Park Centre	San Diego, CA	1	U.S. Government	43,918	96.8%	1,192	8,923	5,959	6/24/2002	1986
14	603 San Juan Avenue	Stockton, CA	1	U.S. Government	22,012	100.0%	971	6,033	5,224	7/20/2012	2012
15	16194 West 45th Street	Golden, CO	1	U.S. Government	43,232	100.0%	1,595	6,883	3,735	3/31/1997	1997
16	12795 West Alameda Parkway	Lakewood, CO	1	U.S. Government	166,745	100.0%	4,460	27,477	22,232	1/15/2010	1988
17	Corporate Center	Lakewood, CO	3	U.S. Government	212,996	100.0%	4,699	34,313	22,275	10/11/2002	2004
18	11 Dupont Circle, NW	Washington, DC	1	Non-Government	153,228	75.2%	7,018	74,908	73,942	10/2/2017	2004
19	1211 Connecticut Avenue, NW	Washington, DC	1	Non-Government	132,481	80.0%	5,208	55,317	54,783	10/2/2017	2014
20	1401 K Street, NW	Washington, DC	1	Non-Government	123,001	88.2%	6,140	65,895	65,008	10/2/2017	2016
21	20 Massachusetts Avenue	Washington, DC	1	U.S. Government	340,119	100.0%	18,539	84,784	50,613	3/31/1997	1996
22	440 First Street, NW	Washington, DC	1	Non-Government	141,576	98.4%	8,490	67,537	66,800	10/2/2017	2013
23	500 First Street, NW	Washington, DC	1	U.S. Government	129,035	100.0%	7,745	46,182	45,846	10/2/2017	2010
24	625 Indiana Avenue	Washington, DC	1	U.S. Government	160,897	95.1%	7,810	58,698	51,739	8/17/2010	1989
25	840 First Street, NE	Washington, DC	1	Non-Government	253,164	99.7%	13,385	116,004	114,630	10/2/2017	2003
26	7850 Southwest 6th Court	Plantation, FL	1	U.S. Government	135,819	100.0%	4,876	35,775	30,150	5/12/2011	1999
27	8900 Grand Oak Circle	Tampa, FL	1	U.S. Government	67,916	100.0%	1,965	13,116	10,795	10/15/2010	2008
28	180 Ted Turner Drive SW	Atlanta, GA	1	U.S. Government	90,688	100.0%	3,727	25,871	22,898	7/25/2012	2007
29	Corporate Square	Atlanta, GA	5	U.S. Government	378,455	100.0%	8,472	61,509	49,173	7/16/2004	1967
30	Executive Park	Atlanta, GA	1	Non-Government	125,788	100.0%	1,611	17,394	11,940	7/16/2004	2014
31	One Georgia Center	Atlanta, GA	1	State	375,952	96.8%	7,943	42,243	37,296	9/30/2011	2008
32	4712 Southpark Boulevard	Ellenwood, GA	1	U.S. Government	352,064	100.0%	3,131	21,107	18,199	7/25/2012	2005
33	1185, 1249 & 1387 S. Vinnell Way	Boise, ID	3	U.S. Government	180,952	100.0%	4,686	33,227	28,765	9/11/2012	1996
34	2020 S. Arlington Heights	Arlington Heights, IL	1	U.S. Government	57,770	100.0%	2,026	15,340	12,418	12/29/2009	2002
35	Intech Park	Indianapolis, IN	3	U.S. Government	433,924	79.5%	8,262	77,403	64,668	10/14/2011	2000
36	400 State Street	Kansas City, KS	1	U.S. Government	170,817	91.9%	2,943	15,202	12,340	6/16/2010	1971
37	7125 Industrial Road	Florence, KY	1	U.S. Government	167,939	100.0%	2,557	13,491	11,875	12/31/2012	2002
38	251 Causeway Street	Boston, MA	1	State	141,453	95.3%	4,335	24,621	20,878	8/17/2010	1988
39	75 Pleasant Street	Malden, MA	1	State	125,521	100.0%	4,964	32,465	26,091	5/24/2010	2008
40	25 Newport Avenue	Quincy, MA	1	State	92,549	100.0%	2,101	13,342	11,514	2/16/2011	2009

See notes on page 37.

Government Properties Income Trust
Supplemental Operating and Financial Data, June 30, 2018
35

CONSOLIDATED PROPERTY DETAIL EXHIBIT (sorted by location) As of June 30, 2018 (1) (dollars in thousands) Annualized Year Built or No. of Primary Rentable Rental Undepreciated Depreciated Date Most Recent Property Location Buildings Tenant Type Sq. Ft. % Leased Income (2) Carrying Value Carrying Value Acquired (3) Renovation 41 One Montvale Avenue Stoneham, MA 1 U.S. Government 97,777 94.1% $ 2,503 $ 14,838 $ 12,339 6/16/2010 1987 42 Annapolis Commerce Center Annapolis, MD 2 State 101,275 100.0% 2,443 11,729 11,564 10/2/2017 1989 43 4201 Patterson Avenue Baltimore, MD 1 State 84,674 100.0% 1,270 12,975 8,235 10/15/1998 2014 44 Ammendale Commerce Center Beltsville, MD 3 Non-Government 129,303 83.7% 1,832 14,377 14,168 10/2/2017 1987 45 Indian Creek Technology Park Beltsville, MD 4 Non-Government 186,363 99.9% 3,925 21,284 21,020 10/2/2017 1988 46 Gateway 270 West Clarksburg, MD 6 Non-Government 252,295 95.7% 4,772 21,841 21,649 10/2/2017 2002 47 Hillside Center Columbia, MD 2 Non-Government 87,267 87.6% 1,672 7,749 7,672 10/2/2017 2014 48 Snowden Center Columbia, MD 5 Non-Government 145,423 88.7% 2,950 18,156 17,963 10/2/2017 1982 49 TenThreeTwenty Columbia, MD 1 Non-Government 140,439 97.5% 3,791 19,824 19,500 10/2/2017 2013 50 20400 Century Boulevard Germantown, MD 1 Vacant 80,550 —% — 13,478 8,033 3/31/1997 1995 51 Cloverleaf Center Germantown, MD 4 Non-Government 173,916 91.5% 3,709 16,818 16,702 10/2/2017 2000 52 3300 75th Avenue Landover, MD 1 U.S. Government 266,000 100.0% 5,309 41,621 33,849 2/26/2010 2004 53 1401 Rockville Pike Rockville, MD 1 Other Government 190,044 92.3% 4,660 48,988 30,750 2/2/1998 2015 54 2115 East Jefferson Street Rockville, MD 1 U.S. Government 128,645 84.6% 3,037 14,849 13,475 8/27/2013 2003 55 Metro Park North Rockville, MD 4 Non-Government 192,280 91.8% 3,843 18,981 18,804 10/2/2017 2001 56 Redland 520/530 Rockville, MD 3 Non-Government 351,857 93.2% 13,332 75,318 74,160 10/2/2017 2008 57 Redland 540 Rockville, MD 1 Non-Government 131,516 49.9% 2,062 31,089 30,601 10/2/2017 2017 58 Rutherford Business Park Windsor Mill, MD 1 U.S. Government 80,398 100.0% 1,932 11,827 10,400 11/16/2012 2011 59 Meadows Business Park Woodlawn, MD 2 U.S. Government 182,561 83.8% 3,280 27,436 23,142 2/15/2011 1997 60 11411 E. Jefferson Avenue Detroit, MI 1 U.S. Government 55,966 100.0% 2,733 18,990 15,296 4/23/2010 2009 61 Rosedale Corporate Plaza Roseville, MN 1 State 61,426 100.0% 1,126 8,222 4,888 12/1/1999 1987 62 1300 Summit Street Kansas City, MO 1 U.S. Government 86,739 100.0% 2,357 15,254 13,485 9/27/2012 1998 63 4241-4300 NE 34th Street Kansas City, MO 1 U.S. Government 98,073 100.0% 1,920 11,620 7,575 3/31/1997 1995 64 1220 Echelon Parkway Jackson, MS 1 U.S. Government 109,819 100.0% 3,982 25,946 22,167 7/25/2012 2009 CONSOLIDATED PROPERTY DETAIL (Continued) DETAIL PROPERTY CONSOLIDATED 65 10-12 Celina Avenue Nashua, NH 1 U.S. Government 321,800 100.0% 2,439 18,605 15,438 8/31/2009 1997 66 50 West State Street Trenton, NJ 1 State 266,995 84.3% 6,613 46,026 38,570 12/30/2010 1989 67 138 Delaware Avenue Buffalo, NY 1 U.S. Government 121,711 78.7% 2,102 28,691 17,246 3/31/1997 2014 68 Airline Corporate Center Colonie, NY 1 State 64,000 100.0% 1,066 7,222 6,260 6/22/2012 2004 69 5000 Corporate Court Holtsville, NY 1 U.S. Government 264,482 85.7% 6,005 26,953 23,464 8/31/2011 2000 70 4600 25th Avenue Salem, OR 1 State 233,358 97.8% 5,170 29,238 24,769 12/20/2011 2007 71 Synergy Business Park Columbia, SC 3 State 180,703 91.9% 2,167 17,462 13,439 5/10/2006;9/17/2010 1985 72 One Memphis Place Memphis, TN 1 U.S. Government 204,694 73.0% 2,952 10,115 8,530 9/17/2010 1985 73 701 Clay Road Waco, TX 1 U.S. Government 138,608 100.0% 3,250 13,975 9,114 12/23/1997 1997 74 14660, 14672 & 14668 Lee Road Chantilly, VA 3 Government Contractor 409,478 98.7% 13,511 81,598 78,799 12/22/2016 1998 See notes on page 37. Government Properties Income Trust 36 Supplemental Operating and Financial Data, June 30, 2018

CONSOLIDATED PROPERTY DETAIL EXHIBIT (sorted by location) As of June 30, 2018 (1) (dollars in thousands) Annualized Year Built or No. of Primary Rentable Rental Undepreciated Depreciated Date Most Recent Property Location Buildings Tenant Type Sq. Ft. % Leased Income (2) Carrying Value Carrying Value Acquired (3) Renovation 75 1408 Stephanie Way Chesapeake, VA 1 Government Contractor 53,541 100.0% 841 3,958 3,894 10/2/2017 2000 76 1434 Crossways Chesapeake, VA 2 Non-Government 213,955 100.0% 3,980 24,549 24,142 10/2/2017 2002 77 1441 Crossways Boulevard Chesapeake, VA 1 U.S. Government 144,512 100.0% 2,738 12,674 12,456 10/2/2017 1988 78 535 Independence Parkway Chesapeake, VA 1 Non-Government 96,720 100.0% 1,173 8,266 8,141 10/2/2017 1987 79 Crossways Chesapeake, VA 4 Non-Government 586,768 100.0% 7,793 46,887 45,929 10/2/2017 1989 80 Crossways II Chesapeake, VA 1 Non-Government 84,799 87.1% 1,465 10,872 10,685 10/2/2017 1989 81 Greenbrier Circle Corporate Center Chesapeake, VA 2 Non-Government 232,671 94.6% 3,685 19,673 19,295 10/2/2017 1981 82 Greenbrier Technology Center I Chesapeake, VA 1 Non-Government 97,194 85.2% 1,308 8,616 8,464 10/2/2017 1987 83 Greenbrier Technology Center II Chesapeake, VA 1 Non-Government 82,229 100.0% 1,452 7,668 7,529 10/2/2017 1987 84 Greenbrier Towers Chesapeake, VA 2 Non-Government 171,762 85.7% 3,148 14,972 14,681 10/2/2017 1985 85 Enterchange at Meadowville Chester, VA 1 U.S. Government 228,108 100.0% 1,537 11,355 10,170 8/28/2013 2011 86 Three Flint Hill Fairfax, VA 1 Non-Government 183,529 76.5% 4,509 32,019 31,378 10/2/2017 2011 87 3920 Pender Drive Fairfax, VA 1 U.S. Government 83,130 100.0% 2,502 15,965 14,600 3/21/2014 2011 88 Pender Business Park Fairfax, VA 4 State 171,061 83.6% 3,505 24,320 21,751 11/4/2013 2000 89 7987 Ashton Avenue Manassas, VA 1 Other Government 69,374 100.0% 1,654 10,148 9,827 1/3/2017 1989 90 Gateway II Norfolk, VA 1 Non-Government 42,997 80.7% 452 2,874 2,832 10/2/2017 1984 91 Norfolk Business Center Norfolk, VA 1 Non-Government 90,267 82.9% 1,127 7,566 7,430 10/2/2017 1985 92 Norfolk Commerce Park II Norfolk, VA 1 Non-Government 129,411 100.0% 2,105 13,859 13,629 10/2/2017 1990 93 1759 & 1760 Business Center Drive Reston, VA 2 U.S. Government 406,388 100.0% 12,322 90,136 81,909 5/28/2014 1996 94 1775 Wiehle Avenue Reston, VA 1 Non-Government 129,982 81.9% 4,173 30,320 29,825 10/2/2017 2001 95 9960 Mayland Drive Richmond, VA 1 State 173,932 94.4% 3,338 20,435 18,633 5/20/2014 1994 96 Aquia Commerce Center Stafford, VA 2 U.S. Government 64,656 100.0% 1,843 10,318 8,890 6/22/2011 1997 97 Atlantic Corporate Park Sterling, VA 2 U.S. Government 220,995 99.5% 6,265 35,106 34,549 10/2/2017 2008 98 Sterling Business Park Lots 8 and 9 Sterling, VA 1 U.S. Government 167,440 100.0% 5,504 53,510 52,679 10/2/2017 2016 99 Sterling Park Business Center Sterling, VA 7 Non-Government 475,738 97.6% 6,498 40,906 40,436 10/2/2017 2011 100 65 Bowdoin Street S. Burlington, VT 1 U.S. Government 26,609 100.0% 1,118 9,236 7,472 4/9/2010 2009 101 840 North Broadway Everett, WA 2 State 111,908 100.0% 2,662 20,725 17,929 6/28/2012 1990 CONSOLIDATED PROPERTY DETAIL (Continued) DETAIL PROPERTY CONSOLIDATED 102 Stevens Center Richland, WA 2 U.S. Government 140,152 100.0% 2,922 23,436 13,927 3/31/1997 1995 103 11050 West Liberty Drive Milwaukee, WI 1 U.S. Government 29,297 100.0% 795 5,587 4,765 6/9/2011 2006 104 882 TJ Jackson Drive Falling Waters, WV 1 Vacant 40,348 —% — 5,062 2,900 3/31/1997 1993 105 5353 Yellowstone Road Cheyenne, WY 1 U.S. Government 106,107 100.0% 2,159 10,682 6,134 3/31/1997 1995 Total 164 17,045,951 94.0% 410,856 2,845,449 2,487,163 (1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 20 for more information regarding these joint ventures. (2) Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of June 30, 2018, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization. (3) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in June 2009 in connection with our initial public offering. (4) Carrying values exclude intangible and other assets. Government Properties Income Trust 37 Supplemental Operating and Financial Data, June 30, 2018